UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2025

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, on May 7, 2025, the stockholders of Tactile Systems Technology, Inc. (the “Company”) approved the Tactile Systems Technology, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan was approved by the Company's Board of Directors (the "Board") on March 25, 2025, subject to stockholder approval, and became effective with such stockholder approval on May 7, 2025.

The 2025 Plan provides for the issuance of up to 1,850,000 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”). Any shares of Common Stock subject to an award under the 2025 Plan, or to an award under the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) that was outstanding on May 7, 2025, that expires, is forfeited or cancelled, is settled for cash or otherwise does not result in the issuance of all of the shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, become available for future awards under the 2025 Plan. Following the stockholders' approval of the 2025 Plan, no further awards will be granted under the 2016 Plan.

Awards under the 2025 Plan may be granted to employees, consultants and advisors of the Company, as well as to the non-employee directors of the Company. Awards under the 2025 Plan can be granted in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The 2025 Plan will be administered by the Compensation and Organization Committee of the Company's Board.

A description of the 2025 Plan was included in the Company’s proxy statement for its annual meeting of stockholders filed with the Securities and Exchange Commission on March 28, 2025. A copy of the 2025 Plan, the Form of Restricted Stock Unit Award Agreement (Executives) for use under the 2025 Plan, the Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) for use under the 2025 Plan and the Form of Performance Stock Unit Agreement for use under the 2025 Plan are filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2025, the Company held its 2025 Annual Meeting of Stockholders and the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were elected to serve as directors for a term that will last until the Company’s 2026 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William W. Burke	15,557,077	436,231	3,037,240
Valerie L. Asbury	15,267,124	726,184	3,037,240
Sheri L. Dodd	15,796,147	197,161	3,037,240
Raymond O. Huggenberger	15,756,282	237,026	3,037,240
Laura G. King	15,862,873	130,435	3,037,240
D. Brent Shafer	14,929,921	1,063,387	3,037,240
Carmen B. Volkart	15,796,104	197,204	3,037,240
B. Vindell Washington	15,774,288	219,020	3,037,240

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2025

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 by voting as follows:

For	Against	Abstain	Broker Non-Votes
18,900,463	121,340	8,745	0

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by voting as follows:

For	Against	Abstain	Broker Non-Votes
15,658,844	321,637	12,827	3,037,240

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders voted as follows on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,948,653	7,171	1,020,661	16,823	3,037,240

Based on these results, and consistent with the Board’s recommendation, the Board has determined that the Company will hold future advisory votes to approve the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of future advisory votes on executive compensation.

Approval of the Company’s 2025 Equity Incentive Plan

The Company’s stockholders approved the Company’s 2025 Equity Incentive Plan by voting as follows:

For	Against	Abstain	Broker Non-Votes
15,286,584	697,589	9,135	3,037,240

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Tactile Systems Technology, Inc. 2025 Equity Incentive Plan.
10.2	Form of Restricted Stock Unit Award Agreement (Executives) under the 2025 Equity Incentive Plan.
10.3	Form of Restricted Stock Unit Award Agreement (Non-Employee Directors) under the 2025 Equity Incentive Plan.
10.4	Form of Performance Stock Unit Agreement under the 2025 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: May 9, 2025	By:	/s/ Elaine M. Birkemeyer
Elaine M. Birkemeyer
Chief Financial Officer